UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported): June 11, 2025
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STEM, INC.

(Exact name of registrant as specified in its charter)
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Delaware	001-39455	85-1972187
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1400 Post Oak Boulevard, Suite 560 Houston, Texas 77056
(Address of principal executive offices including zip code)
1-877-374-7836
Registrant’s telephone number, including area code
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	STEM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification to Rights of Security Holders.
Following Stem, Inc.’s (the “Company”) 2025 Annual Meeting of Stockholders, the Company’s Board of Directors approved a reverse stock split (the “Reverse Stock Split”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a ratio of 1-for-20 (the “Reverse Stock Split Ratio”) and a reduction in the total number of authorized shares of Common Stock from 500 million shares to 250 million shares (the “Authorized Shares Reduction”), each with an effective time of 12:01 a.m. Eastern Time on June 23, 2025 (the “Effective Time”). To effect the Reverse Stock Split and the Authorized Shares Reduction, on June 11, 2025, the Company filed an amendment to its Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Amendment”).

At the Effective Time, every 20 shares of Common Stock outstanding will be combined, automatically and without any action on the part of the Company or its stockholders, into one new share of Common Stock. No fractional shares of Common Stock will be issued as a result of the Reverse Stock Split. In lieu of any fractional shares to which a stockholder of record would otherwise be entitled, the Company will pay cash (without interest and subject to withholding taxes, as applicable) equal to such fraction multiplied by the closing price of the Common Stock on the New York Stock Exchange on June 20, 2025 (as adjusted in good faith by the Company to account for the Reverse Stock Split Ratio). The Common Stock is expected to commence trading on a split-adjusted basis at the open of trading on June 23, 2025, at which time the Common Stock will be represented by a new CUSIP number (85859N300). The par value per share of the Common Stock will remain unchanged.

In addition, adjustments proportionate to the 1-for-20 split ratio will be made to the number of shares of Common Stock available for issuance under the Company’s equity incentive plans; the number of shares issuable, and the applicable exercise prices under the Company’s outstanding equity awards under such plans and any outstanding warrants; the conversion rates of outstanding convertible notes, in accordance with the related indentures; the strike prices of existing capped call options; the number of shares authorized for issuance pursuant to the convertible notes and capped call options; the shares reserved for issuance under any equity plan, outstanding equity award, convertible notes, capped call options or otherwise, and as otherwise described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 23, 2025.

The foregoing description of the Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 3.1, and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.
The following exhibit is furnished as part of this report:

Exhibit No.	Description
3.1	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Stem, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEM, INC.

Date: June 16, 2025	By:	/s/ Saul R. Laureles
		Name:	Saul R. Laureles
		Title:	Chief Legal Officer and Secretary
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